Exhibit 23.3

CONSENT OF DATA & CONSULTING SERVICES,

DIVISION OF SCHLUMBERGER TECHNOLOGY CORPORATION

As independent oil and gas consultants, Data & Consulting Services, Division of Schlumberger Technology Corporation hereby consents to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement No. 333-168509 on Form S-3 of Chesapeake Energy Corporation of all references to our firm and information from our reserves report dated August 2, 2010, entitled “Reserve and Economic Evaluation of Proved Reserves of Certain Chesapeake Energy Corporation Eastern Division Oil and Gas Interests as of 31 December 2009”, included in or made part of the Chesapeake Energy Corporation Annual Report on Form 10-K for the year ended December 31, 2009 filed on March 1, 2010, as amended by Form 10-K/A filed on August 3, 2010. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

DATA & CONSULTING SERVICES, DIVISION OF SCHLUMBERGER TECHNOLOGY CORPORATION

By:	/s/ Charles M. Boyer II, P.G.
Charles M. Boyer II, P.G. Advisor Unconventional Reservoirs

Pittsburgh, Pennsylvania

February 7, 2011